Exhibit 99.1

September 6, 2023	OTCQB: SVBL, TSX: SVB

SILVER BULL SECURES US$9.5M LITIGATION FUNDING TO PURSUE DAMAGES CLAIM AGAINST THE MEXICAN GOVERNMENT

VANCOUVER, British Columbia – Silver Bull Resources Inc. (“Silver Bull” or the “Company”) is pleased to announce that it has secured funding for its international arbitration proceedings against the United Mexican States (“Mexico”) under the Agreement between the United States of America, Mexico, and Canada (the “USMCA”) and the North American Free Trade Agreement (“NAFTA”).

HIGHLIGHTS

✔	Litigation Funding Agreement (“LFA”) signed with Bench Walk Advisors LLC (“Bench Walk”) to pursue international arbitration claims against Mexico for breaches of its obligations under NAFTA
✔	The LFA facility is available for immediate draw down and provides funding to cover legal, tribunal and external expert costs and corporate operating expenses associated with the Company.
✔	US$9.5 million is provided as a purchase of a contingent entitlement to damages in the event that a damages award is recovered from Mexico.
✔	Legal counsel for the claim is Boies Schiller Flexner (UK) LLP (“BSF”), an international law firm with extensive experience in international investment arbitration concerning mining and other natural resources, to act on its behalf. The BSF Team will be led by Timothy L. Foden, a noted practitioner in the mining arbitration space.
✔	The arbitration arises from Mexico’s unlawful expropriation and other unlawful treatment of Silver Bull and its investments resulting from an illegal blockade of Silver Bull’s Sierra Mojada project that began in September 2019 and continues to this day.

Silver Bull’s CEO, Mr. Tim Barry commented, “Whilst it had been Silver Bull’s intention to continue developing the Sierra Mojada Project, an illegal blockade by a small group of local miners trying to extort and force an underserved royalty payment from the Company began in September 2019 and continues to this day. Despite numerous requests to the Mexican Government to uphold the law and end the illegal blockade, the Government failed to act, preventing Silver Bull from accessing the site for over four years and preventing the Company from conducting its lawful business in Mexico. The direct actions and inactions by the Mexican Government has driven away investors from the project and resulted in the expropriation of the Sierra Mojada project.

The substantial litigation funding secured under the LFA is a testament to the strength of Silver Bull’s claims. The US$9.5 million funding facility is non-dilutive to Silver Bull shareholders and will cover the full legal budget of the claim, expert, and ancillary costs, as well as Silver Bull’s operating expenses. Bench Walk will have a contingent entitlement to damages in the event that damages are awarded ”.

Mr. Barry continued, “We note that other companies have successfully enforced their rights through international arbitration and received substantial sums for damages. Recent examples of this include (i) a US$110 million award issued by the World Bank International Centre for Settlement of Investment Disputes (“ICSID”) tribunal in August 2023 to Indiana Resources Ltd. regarding the revocation of its mining license by the Tanzanian Government in 2018, which case was led by our legal counsel Tim Foden from BSF, and (ii) a US$5.8 billion award issued by the World Bank ICSID tribunal to Barrick Gold/Antofagasta regarding Pakistan’s unlawful denial of a mining permit for the Reko Diq copper project”.

BACKGROUND TO THE CLAIM: The arbitration has been initiated under the Convention on the Settlement of Investment Disputes between States and Nationals of Other States process, which falls under the auspices of the World Bank’s International Centre for Settlement of Investment Disputes (ICSID), to which Mexico is a signatory.

Silver Bull officially notified Mexico on March 2, 2023 of its intention to initiate an arbitration owing to Mexico’s breaches of NAFTA by unlawfully expropriating Silver Bull’s investments without compensation, failing to provide Silver Bull and its investments with fair and equitable treatment or full protection and security, and not upholding NAFTA’s national treatment standard.

Silver Bull held a meeting with Mexican government officials in Mexico City on May 30, 2023, in an attempt to explore amicable settlement options and avoid arbitration. However, the 90-day period for amicable settlement under NAFTA expired on June 2, 2023, without a resolution.

Despite repeated demands and requests for action by the Company, Mexico’s governmental agencies have allowed the unlawful blockade to continue, thereby failing to protect Silver Bull’s investments. Consequently, Silver Bull will seek to recover an amount of approximately US$178 million in damages that it has suffered due to Mexico’s breach of its obligations under NAFTA, which includes sunk costs of approximately US$82.5 million, usually considered minimum damages in such cases.

THE SIERRA MOJADA DEPOSIT: Silver Bull’s only asset is the Sierra Mojada deposit located in Coahuila, Mexico. Sierra Mojada is an open pittable oxide deposit with a NI 43-101 compliant Measured and Indicated “global” Mineral Resource of 70.4 million tonnes grading 3.4% zinc and 38.6 g/t silver for 5.35 billion pounds of contained zinc and 87.4 million ounces of contained silver. Included within the “global” Mineral Resource is a Measured and Indicated “high grade zinc zone” of 13.5 million tonnes with an average grade of 11.2% zinc at a 6% cutoff, for 3.336 billion pounds of contained zinc, and a Measured and Indicated “high grade silver zone” of 15.2 million tonnes with an average grade of 114.9 g/t silver at a 50 g/t cutoff for 56.3 million contained ounces of silver. Mineralization remains open in the east, west, and northerly directions.

For a full summary of the Sierra Mojada resource, please refer to Silver Bull’s news release located at the following link:

https://www.silverbullresources.com/news/silver-bull-resources-announces-5.35-billion-pounds-zinc-87.4-million-ounces-silver-in-updated-sierra-mojada-measured-and/

On behalf of the Board of Directors
“Tim Barry”

Tim Barry, CPAusIMM
Chief Executive Officer and Director

INVESTOR RELATIONS:
1 604 687 5800 info@silverbullresources.com

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated, and Inferred Mineral Resources: In October 2018, the U.S. Securities and Exchange Commission (the “SEC”) approved final rules requiring comprehensive and detailed disclosure requirements for issuers with material mining operations. The provisions in Industry Guide 7 and Item 102 of Regulation S-K have been replaced with a new subpart 1300 of Regulation S-K (“S-K 1300”) under the Securities Act of 1933 (the “Securities Act”). The Company will be required to comply with these new rules in its disclosures since the fiscal year ending October 31, 2022. The requirements and standards under S-K 1300 differ from those under Canadian securities laws. This news release uses the terms “measured mineral resources”, “indicated mineral resources”, and “inferred resources” which are defined in, and required to be disclosed by, NI 43-101 under guidelines set out in the Definition Standards for Mineral Resources and Mineral Reserves adopted by the Canadian Institute of Mining, Metallurgy and Petroleum Council. While the terms are substantially similar to the same terms defined under S-K 1300, there are differences in the definitions. Accordingly, there is no assurance any mineral resources or mineral reserves that the Company may report under NI 43-101 will be the same as resource or reserve estimates prepared under the standards adopted under S-K 1300. The estimation of measured, indicated and inferred mineral resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that measured and indicated mineral resources will be converted into reserves. The estimation of inferred mineral resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of mineral resources. U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies.

Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations, however the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, the information contained in this news release may not be comparable to similar information made public by U.S. companies that are not subject NI 43-101.

Cautionary note regarding forward looking statements: This news release may contain certain information that is forward-looking and is subject to important risks and uncertainties (such statements are usually accompanied by words such as "anticipate", "expect", "believe", "may", "will", "should", "estimate", "intend" or other similar words). Any forward-looking statements in this document are intended to provide Silver Bull security holders and potential investors with information regarding Silver Bull, including management's assessment of Silver Bull’s future plans and financial outlook, and the Company’s pursuit of international arbitration claims against Mexico. Any forward-looking statements reflect Silver Bull's beliefs and assumptions based on information available at the time the statements were made and as such are not guarantees of future performance. As actual results could vary significantly from the forward-looking information, you should not put undue reliance on forward-looking information and should not use future-oriented information or financial outlooks for anything other than their intended purpose. There is no guarantee that the Company will be successful in enforcing its rights with respect to Mexico through international arbitration or in recovering any damage award in connection therewith. For additional information on the assumptions made, and the risks and uncertainties which could cause actual results to differ from the anticipated results, refer to the Company’s filings under Silver Bull’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission at www.sec.gov. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.